Filed Pursuant to Rule 424(b)(2)

Registration No. 333-257113

PRICING SUPPLEMENT dated January 31, 2022

(To ETF Underlying Supplement dated September 2, 2021, Equity Index Underlying Supplement dated

September 2, 2021, Prospectus Supplement dated September 2, 2021 and Prospectus dated September 2, 2021)

Canadian Imperial Bank of Commerce
Senior Global Medium-Term Notes
Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025
☐	Linked to the lowest performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index (each referred to as an “Underlying”)
☐	Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call prior to maturity upon the terms described below. Whether the securities pay a Contingent Coupon Payment, whether the securities are automatically called prior to maturity and, if they are not automatically called, whether you are repaid the principal amount of your securities at maturity will depend in each case on the Closing Value of the Lowest Performing Underlying on the relevant Valuation Date. The Lowest Performing Underlying on any Valuation Date is the Underlying that has the lowest Closing Value on that Valuation Date as a percentage of its Starting Value
☐	Contingent Coupon Payments. The securities will pay a Contingent Coupon Payment on a quarterly basis until the earlier of the Stated Maturity Date or automatic call if, and only if, the Closing Value of the Lowest Performing Underlying on the Coupon Determination Date for that quarter is greater than or equal to its Coupon Threshold Value. However, if the Closing Value of the Lowest Performing Underlying on a Coupon Determination Date is less than its Coupon Threshold Value, you will not receive any Contingent Coupon Payment for the relevant quarter. If the Closing Value of the Lowest Performing Underlying is less than its Coupon Threshold Value on every Coupon Determination Date, you will not receive any Contingent Coupon Payments throughout the entire term of the securities. The Coupon Threshold Value for each Underlying is equal to 70% of its Starting Value. The Contingent Coupon Rate is 12.10% per annum
☐	Automatic Call. If the Closing Value of the Lowest Performing Underlying on any of the quarterly Call Observation Dates from July 2022 to October 2024, inclusive, is greater than or equal to its Starting Value, we will automatically call the securities for the principal amount plus a final Contingent Coupon Payment
☐	Potential Loss of Principal. If the securities are not automatically called prior to maturity, you will receive the principal amount at maturity if, and only if, the Closing Value of the Lowest Performing Underlying on the Final Valuation Date is greater than or equal to its Downside Threshold Value. If the Closing Value of the Lowest Performing Underlying on the Final Valuation Date is less than its Downside Threshold Value, you will lose more than 30%, and possibly all, of the principal amount of your securities. The Downside Threshold Value for each Underlying is equal to 70% of its Starting Value
☐	If the securities are not automatically called prior to maturity, you will have full downside exposure to the Lowest Performing Underlying from its Starting Value if its Closing Value on the Final Valuation Date is less than its Downside Threshold Value, but you will not participate in any appreciation of any Underlying and will not receive any dividends on the shares of the Fund or any securities held by or included in any Underlying
☐	Your return on the securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on each Valuation Date. You will not benefit in any way from the performance of the better performing Underlyings. Therefore, you will be adversely affected if any Underlying performs poorly, even if the other Underlyings perform favorably
☐	All payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce and you will have no ability to pursue the shares of the Fund or any securities held by or included in any Underlying for payment; if Canadian Imperial Bank of Commerce defaults on its obligations, you could lose all or some of your investment
☐	No exchange listing; designed to be held to maturity or earlier automatic call

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PRS-9 herein and beginning on page S-1 of the accompanying underlying supplements, page S-1 of the prospectus supplement and page 1 of the prospectus.

The securities are unsecured obligations of Canadian Imperial Bank of Commerce and all payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce. The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other government agency or instrumentality of Canada, the United States or any other jurisdiction. The securities are not bail-inable debt securities (as defined on page 6 of the prospectus).

Neither the Securities and Exchange Commission (the “SEC”) nor any state or provincial securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying underlying supplements, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Underwriting Discount (1) (2)	Proceeds to CIBC
Per Security	$1,000.00	$21.25	$978.75
Total	$2,621,000.00	$55,696.25	$2,565,303.75

(1)	The agent, Wells Fargo Securities, LLC (“Wells Fargo Securities”), will receive an underwriting discount of $21.25 per security. The agent may resell the securities to other securities dealers at the principal amount less a concession of $15.00 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, the agent will pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. See “Supplemental Plan of Distribution” in this pricing supplement and “Use of Proceeds and Hedging” in the underlying supplement for information regarding how we may hedge our obligations under the securities.

(2)	In respect of certain securities sold in this offering, the Issuer may pay a fee of $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Our estimated value of the securities on the Pricing Date, based on our internal pricing models, is $949.30 per security. The estimated value is less than the principal amount of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

TERMS OF THE SECURITIES

The information in this “Terms of the Securities” section is only a summary and is qualified by the more detailed information set forth in this pricing supplement, the underlying supplements, the prospectus supplement and the prospectus, each filed with the SEC. See “About This Pricing Supplement” in this pricing supplement.

Issuer:	Canadian Imperial Bank of Commerce
Reference Asset:	The lowest performing of the SPDR® S&P® Regional Banking ETF (Bloomberg ticker symbol “KRE”) (the “KRE” or the “Fund”), the Russell 2000® Index (Bloomberg ticker symbol “RTY”) (the “RTY” or an “Index”) and the Nasdaq-100® Index (Bloomberg ticker symbol “NDX”) (the “NDX” or an “Index”) (each referred to as an “Underlying,” and collectively as the “Underlyings”).
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Pricing Date:	January 31, 2022
Issue Date:	February 3, 2022
Final Valuation Date:	January 24, 2025, subject to postponement as described below under “—Postponement of a Valuation Date.”
Stated Maturity Date:	January 29, 2025. If the Final Valuation Date is postponed, the Stated Maturity Date will be the later of (i) January 29, 2025 and (ii) three Business Days after the last Final Valuation Date as postponed. See “—Postponement of a Valuation Date” below. No interest will be paid in respect of such postponement. The securities are not subject to redemption at the option of CIBC or repayment at the option of any holder of the securities prior to maturity or automatic call.
Contingent Coupon Payment:

On each Coupon Payment Date, you will receive a Contingent Coupon Payment at a per annum rate equal to the Contingent Coupon Rate (each a “Contingent Coupon Payment”) if, and only if, the Closing Value of the Lowest Performing Underlying on the related Coupon Determination Date is greater than or equal to its Coupon Threshold Value.

Each Contingent Coupon Payment, if any, will be calculated per security as follows:

($1,000× Contingent Coupon Rate)/4.

Any Contingent Coupon Payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the Closing Value of the Lowest Performing Underlying on any Coupon Determination Date is less than its Coupon Threshold Value, you will not receive any Contingent Coupon Payment on the related Coupon Payment Date. If the Closing Value of the Lowest Performing Underlying is less than its Coupon Threshold Value on all quarterly Coupon Determination Dates, you will not receive any Contingent Coupon Payments over the term of the securities.

Contingent Coupon Rate:	12.10% per annum.
Coupon Threshold Value:	$50.12 for the KRE, 1,419.9171 for the RTY and 10,451.035 for the NDX, each of which is 70% of its Starting Value.
Coupon Determination Dates:	Quarterly, on the 24th of each January, April, July and October, commencing April 2022 and ending on the Final Valuation Date, each subject to postponement as described below under “—Postponement of a Valuation Date.”
Coupon Payment Dates:	Quarterly, on the third Business Day following each Coupon Determination Date (as each such Coupon Determination Date may be postponed pursuant to “—Postponement of a Valuation Date” below, if applicable), provided that the Coupon Payment Date with respect to the Final Valuation Date will be the Stated Maturity Date. If a Coupon Determination Date is postponed with respect to one or more Underlyings, the related Coupon Payment Date will be the third Business Day after the

PRS-2

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

last Coupon Determination Date as postponed. If a Coupon Payment Date is postponed, the Contingent Coupon Payment, if any, due on that Coupon Payment Date will be made on that Coupon Payment Date as so postponed with the same force and effect as if it had been made on the originally scheduled Coupon Payment Date, that is, with no additional amount accruing or payable as a result of the postponement.
Automatic Call:

If the Closing Value of the Lowest Performing Underlying on any Call Observation Date is greater than or equal to its Starting Value, the securities will be automatically called, and on the related Call Payment Date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount per security plus a final Contingent Coupon Payment. The first Call Observation Date is approximately six months after the Issue Date.

If the securities are automatically called, they will cease to be outstanding on the related Call Payment Date and you will have no further rights under the securities after such Call Payment Date. You will not receive any notice from us if the securities are automatically called.

Call Observation Dates:	Quarterly, the Coupon Determination Dates beginning July 2022 and ending October 2024 (together with the Coupon Determination Dates, the “Valuation Dates”)
Call Payment Dates:	The Coupon Payment Date immediately following the applicable Call Observation Date.
Payment at Maturity:

If the securities are not automatically called prior to maturity, you will be entitled to receive at maturity a cash payment per security in U.S. dollars equal to the Payment at Maturity (in addition to the final Contingent Coupon Payment, if any). The “Payment at Maturity” per security will equal:

•       if the Ending Value of the Lowest Performing Underlying on the Final Valuation Date is greater than or equal to its Downside Threshold Value:

$1,000

•      if the Ending Value of the Lowest Performing Underlying on the Final Valuation Date is less than its Downside Threshold Value:

$1,000 × Performance Factor of the Lowest Performing Underlying on the Final Valuation Date

If the securities are not automatically called prior to maturity and the Ending Value of the Lowest Performing Underlying on the Final Valuation Date is less than its Downside Threshold Value, you will lose more than 30%, and possibly all, of the principal amount of your securities at maturity.

Any return on the securities will be limited to the sum of your Contingent Coupon Payments, if any. You will not participate in any appreciation of any Underlying, but you will have full downside exposure to the Lowest Performing Underlying on the Final Valuation Date if the Ending Value of such Underlying is less than its Downside Threshold Value.

All calculations with respect to the Payment at Maturity will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.

Downside Threshold Value:	$50.12 for the KRE, 1,419.9171 for the RTY and 10,451.035 for the NDX, each of which is 70% of its Starting Value.
Lowest Performing Underlying:	On any Valuation Date, the “Lowest Performing Underlying” will be the Underlying with the lowest Performance Factor on that Valuation Date.
Performance Factor:	With respect to an Underlying on any Valuation Date, its Closing Value on such Valuation Date divided by its Starting Value (expressed as a percentage).

PRS-3

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

Starting Value:	$71.60 for the KRE, 2,028.453 for the RTY and 14,930.05 for the NDX, each of which was its Closing Value on the Pricing Date.
Ending Value:	With respect to each Underlying, its Closing Value on the Final Valuation Date.
Closing Value:	The “Closing Value” of an Index on any Trading Day means the official closing level of such Index as reported by its Index Sponsor on such Trading Day. The “Closing Value” of the Fund on any Trading Day means its Fund Closing Price, which is the product of (i) the Closing Price of one share of the Fund (or one unit of any other security for which a Fund Closing Price must be determined) on such Trading Day and (ii) the Adjustment Factor applicable to the Fund on such Trading Day.
Closing Price:	The “Closing Price” for one share of the Fund (or one unit of any other security for which a closing price must be determined) on any Trading Day means the official closing price on such day published by the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, on which the Fund (or any such other security) is listed or admitted to trading.
Adjustment Factor:	The “Adjustment Factor” means, with respect to a share of the Fund (or one unit of any other security for which a Fund Closing Price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of the Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Fund; Alternate Calculation” below.
Postponement of a Valuation Date:	If any Valuation Date is not a Trading Day with respect to any Underlying, such Valuation Date for each Underlying will be postponed to the next succeeding day that is a Trading Day with respect to each Underlying. A Valuation Date for an Underlying is also subject to postponement due to the occurrence of a market disruption event with respect to such Underlying on such Valuation Date. See “Additional Terms of the Securities—Market Disruption Events” below.
Calculation Agent:	CIBC
Material U.S. Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplement.
Agent’s Underwriting Discount and Other Fees:	Wells Fargo Securities. The agent will receive an underwriting discount of $21.25 per security. The agent may resell the securities to other securities dealers, including securities dealers acting as custodians, at the principal amount of the securities less a concession of $15.00 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	13607X4G9 / US13607X4G99

PRS-4

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

DETERMINING PAYMENT ON A COUPON PAYMENT DATE AND AT MATURITY

If the securities have not been previously automatically called, on each quarterly Coupon Payment Date, you will either receive a Contingent Coupon Payment or you will not receive a Contingent Coupon Payment, depending on the Closing Value of the Lowest Performing Underlying on the related Coupon Determination Date.

Step 1: Determine which Underlying is the Lowest Performing Underlying on the relevant Coupon Determination Date. The Lowest Performing Underlying on any Coupon Determination Date is the Underlying with the lowest Performance Factor on that Coupon Determination Date. The Performance Factor of an Underlying on a Coupon Determination Date is its Closing Value on that Coupon Determination Date as a percentage of its Starting Value (i.e., its Closing Value on that Coupon Determination Date divided by its Starting Value).

Step 2: Determine whether a Contingent Coupon Payment is payable on the applicable Coupon Payment Date based on the Closing Value of the Lowest Performing Underlying on the relevant Coupon Determination Date, as follows:

On the Stated Maturity Date, if the securities have not been automatically called prior to maturity, you will receive (in addition to the final Contingent Coupon Payment, if any) a cash payment per security (the Payment at Maturity) calculated as follows:

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Valuation Date. The Lowest Performing Underlying on the Final Valuation Date is the Underlying with the lowest Performance Factor on the Final Valuation Date. The Performance Factor of an Underlying on the Final Valuation Date is its Ending Value as a percentage of its Starting Value (i.e., its Ending Value divided by its Starting Value).

Step 2: Calculate the Payment at Maturity based on the Ending Value of the Lowest Performing Underlying, as follows:

PRS-5

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

HYPOTHETICAL PAYOUT PROFILE

The following profile illustrates the potential Payment at Maturity payable on the securities (excluding the final Contingent Coupon Payment, if any) for a range of hypothetical performances of the Lowest Performing Underlying on the Final Valuation Date from its Starting Value to its Ending Value, assuming the securities have not been automatically called prior to maturity. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual Ending Value of the Lowest Performing Underlying on the Final Valuation Date, whether the securities are automatically called prior to maturity, and whether you hold your securities to maturity. The performance of the better performing Underlyings is not relevant to your return on the securities.

PRS-6

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

ABOUT THIS PRICING SUPPLEMENT

You should read this pricing supplement together with the prospectus dated September 2, 2021 (the “prospectus”), the prospectus supplement dated September 2, 2021 (the “prospectus supplement”), the ETF Underlying Supplement dated September 2, 2021 (the “ETF underlying supplement”), and the Equity Index Underlying Supplement dated September 2, 2021 (the “Index underlying supplement” and together with the ETF underlying supplement, the “underlying supplements”), relating to our Senior Global Medium-Term Notes, of which these securities are a part, for additional information about the securities. Information included in this pricing supplement supersedes information in the underlying supplements, the prospectus supplement and the prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the underlying supplements, the prospectus supplement and the prospectus.

You should rely only on the information contained in or incorporated by reference in this pricing supplement, the accompanying underlying supplements, prospectus supplement and prospectus. This pricing supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this pricing supplement, the accompanying underlying supplements, prospectus supplement and prospectus, and in the documents referred to in these documents and which are made available to the public. We have not, and Wells Fargo Securities has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not, and Wells Fargo Securities is not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this pricing supplement, the accompanying underlying supplements, prospectus supplement or prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this pricing supplement, nor the accompanying underlying supplements, prospectus supplement or prospectus constitutes an offer, or an invitation on our behalf or on behalf of Wells Fargo Securities, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

References to “CIBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this pricing supplement are references to Canadian Imperial Bank of Commerce and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires. References to “Index” or “Fund” in the underlying supplements will be references to “Underlying.”

You may access the underlying supplements, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	ETF underlying supplement dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112446/tm2123981d25_424b5.htm

•	Index underlying supplement dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112442/tm2123981d23_424b5.htm

•	Prospectus supplement dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112440/tm2123981d29_424b5.htm

•	Prospectus dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112558/tm2123981d24_424b3.htm

PRS-7

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

INVESTOR CONSIDERATIONS

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek an investment with quarterly Contingent Coupon Payments at a rate of 12.10% per annum until the earlier of maturity or automatic call, if, and only if, the Closing Value of the Lowest Performing Underlying on the applicable Coupon Determination Date is greater than or equal to 70% of its Starting Value;

▪	understand that if the securities are not automatically called prior to maturity and the Closing Value of the Lowest Performing Underlying on the Final Valuation Date has declined by more than 30% from its Starting Value, they will be fully exposed to the decline in the Lowest Performing Underlying from its Starting Value and will lose more than 30%, and possibly all, of the principal amount at maturity;

▪	are willing to accept the risk that they may not receive any Contingent Coupon Payment on one or more, or any, Coupon Payment Dates over the term of the securities;

▪	understand that the securities may be automatically called prior to maturity and that the term of the securities may be as short as approximately six months;

▪	understand that the return on the securities will depend solely on the performance of the Lowest Performing Underlying on each Valuation Date and that they will not benefit in any way from the performance of the better performing Underlyings;

▪	understand that the securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of the Underlyings;

▪	understand and are willing to accept the full downside risks of each Underlying;

▪	are willing to forgo participation in any appreciation of any Underlying and dividends on shares of the Fund or any securities held by or included in any Underlying; and

▪	are willing to hold the securities to maturity or earlier automatic call.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity or earlier automatic call;

▪	require full payment of the principal amount of the securities at maturity;

▪	seek a security with a fixed term;

▪	are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the original offering price;

▪	are unwilling to accept the risk that the securities are not automatically called prior to maturity and the Closing Value of the Lowest Performing Underlying on the Final Valuation Date may decline by more than 30% from its Starting Value;

▪	seek certainty of current income over the term of the securities;

▪	seek exposure to the upside performance of any or each Underlying;

▪	seek exposure to a basket composed of the Underlyings or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the Lowest Performing Underlying;

▪	are unwilling to accept the risk of exposure to the equity market represented by each Underlying;

▪	are unwilling to accept the credit risk of CIBC, to obtain exposure to the Underlyings generally, or to the exposure to the Underlyings that the securities provide specifically; or

▪	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein for risks related to an investment in the securities.

PRS-8

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

RISK FACTORS

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities, the Fund or any securities held by or included in an Underlying. You should carefully consider the risk factors set forth below and “Risk Factors” beginning on page S-1 of the accompanying underlying supplements, page S-1 of the prospectus supplement and page 1 of the prospectus, as well as the other information contained in this pricing supplement and the accompanying underlying supplements, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the Stated Maturity Date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances. The index underlying the Fund is sometimes referred to as an “Underlying Index” of the Fund.

Risks Relating To The Structure Of The Securities

If The Securities Are Not Automatically Called Prior To Maturity, You May Lose Some Or All Of The Principal Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on your securities at maturity. If the securities are not automatically called prior to maturity, you will receive a Payment at Maturity that will be equal to or less than the principal amount per security, depending on the Ending Value of the Lowest Performing Underlying on the Final Valuation Date.

If the Ending Value of the Lowest Performing Underlying on the Final Valuation Date is less than its Downside Threshold Value, the Payment at Maturity will be reduced by an amount equal to the decline in the value of the Lowest Performing Underlying from its Starting Value (expressed as a percentage of its Starting Value). The Downside Threshold Value for each Underlying is 70% of its Starting Value. For example, if the securities are not automatically called and the Lowest Performing Underlying on the Final Valuation Date has declined by 30.1% from its Starting Value to its Ending Value, you will not receive any benefit of the contingent downside protection feature and you will lose 30.1% of the principal amount per security. As a result, you will not receive any protection if the value of the Lowest Performing Underlying on the Final Valuation Date declines significantly and you may lose some, and possibly all, of the principal amount per security at maturity, even if the value of the Lowest Performing Underlying is greater than or equal to its Starting Value or its Downside Threshold Value at certain times during the term of the securities.

Even if the Ending Value of the Lowest Performing Underlying on the Final Valuation Date is greater than its Downside Threshold Value, the Payment at Maturity will not exceed the principal amount, and your yield on the securities, taking into account any Contingent Coupon Payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of CIBC or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Quarterly Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each quarterly Coupon Payment Date you will receive a Contingent Coupon Payment if, and only if, the Closing Value of the Lowest Performing Underlying on the related Coupon Determination Date is greater than or equal to its Coupon Threshold Value. The Coupon Threshold Value for each Underlying is 70% of its Starting Value. If the Closing Value of the Lowest Performing Underlying on any Coupon Determination Date is less than its Coupon Threshold Value, you will not receive any Contingent Coupon Payment on the related Coupon Payment Date, and if the Closing Value of the Lowest Performing Underlying is less than its Coupon Threshold Value on each Coupon Determination Date over the term of the securities, you will not receive any Contingent Coupon Payments over the entire term of the securities.

The Securities Are Subject To The Full Risks Of Each Underlying And Will Be Negatively Affected If Any Underlying Performs Poorly, Even If The Other Underlyings Perform Favorably.

You are subject to the full risks of each Underlying. If any Underlying performs poorly, you will be negatively affected, even if the other Underlyings perform favorably. The securities are not linked to a basket composed of the Underlyings, where the better performance of some Underlyings could offset the poor performance of others. Instead, you are subject to the full risks of whichever Underlying is the Lowest Performing Underlying on each Valuation Date. As a result, the securities are riskier than an alternative investment linked to only one of the Underlyings or linked to a basket composed of the Underlyings. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying.

PRS-9

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Underlying On Each Valuation Date, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlyings.

Your return on the securities will depend solely on the performance of the Lowest Performing Underlying on each Valuation Date. Although it is necessary for each Underlying to close above its respective Coupon Threshold Value on the relevant Coupon Determination Date in order for you to receive a quarterly Contingent Coupon Payment and above its respective Downside Threshold Value on the Final Valuation Date for you to be repaid the principal amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underlyings. The securities may underperform an alternative investment linked to a basket composed of the Underlyings, since in such case the performance of the better performing Underlyings would be blended with the performance of the Lowest Performing Underlying, resulting in a better return than the return of the Lowest Performing Underlying alone.

You Will Be Subject To Risks Resulting From The Relationship Among The Underlyings.

It is preferable from your perspective for the Underlyings to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlyings will not exhibit this relationship. The less correlated the Underlyings, the more likely it is that any one of the Underlyings will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlyings to perform poorly; the performance of the better performing Underlyings is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlyings will be over the term of the securities. Each Underlying represents a different segment of the U.S. equity market. The KRE represents the regional bank segment of the U.S. equity market, the RTY represents the small capitalization segment of the U.S. equity market, and the NDX represents 100 of the largest non-financial securities listed on The Nasdaq Stock Market. These different segments of the U.S. equity market may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Underlying On The Final Valuation Date From Its Starting Value, But Will Not Participate In Any Positive Performance Of Any Underlying, And Your Maximum Possible Return On The Securities Will Be Limited To The Sum Of Any Contingent Coupon Payments.

Even though you will be fully exposed to a decline in the value of the Lowest Performing Underlying on the Final Valuation Date if its Ending Value is below its Downside Threshold Value, you will not participate in any increase in the value of any Underlying over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the Contingent Coupon Payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the value of any or each Underlying.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer Contingent Coupon Payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential Contingent Coupon Payments are associated with greater levels of expected risk as of the Pricing Date as compared to conventional debt securities, including the risk that you may not receive a Contingent Coupon Payment on one or more, or any, Coupon Payment Dates and the risk that you may lose a substantial portion, and possibly all, of the principal amount per security at maturity. The volatility of the Underlyings and the correlation among the Underlyings are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the value of an Underlying, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the values of the Underlyings tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underlyings or lower expected correlation among the Underlyings as of the Pricing Date may result in a higher Contingent Coupon Rate, but it also represents a greater expected likelihood as of the Pricing Date that the Closing Value of at least one Underlying will be less than its Coupon Threshold Value on one or more Coupon Determination Dates, such that you will not receive one or more, or any, Contingent Coupon Payments during the term of the securities, and that the Closing Value of at least one Underlying will be less than its Downside Threshold Value on the Final Valuation Date such that you will lose a substantial portion, and possibly all, of the principal amount per security at maturity. In general, the higher the Contingent Coupon Rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, Contingent Coupon Payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the principal amount per security at maturity.

PRS-10

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

A Coupon Payment Date, A Call Payment Date And The Stated Maturity Date Will Be Postponed If A Valuation Date Is Postponed.

A Valuation Date (including the Final Valuation Date) with respect to an Underlying will be postponed if the applicable originally scheduled Valuation Date is not a Trading Day with respect to any Underlying or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying on that Valuation Date. If such a postponement occurs with respect to a Valuation Date other than the Final Valuation Date, then the related Coupon Payment Date or Call Payment Date, as applicable, will be postponed. If such a postponement occurs with respect to the Final Valuation Date, the Stated Maturity Date will be the later of (i) the initial Stated Maturity Date and (ii) the third Business Day after the last Final Valuation Date as postponed.

Risk Relating To The Credit Risk Of CIBC

The Securities Are Subject To The Credit Risk Of Canadian Imperial Bank of Commerce.

The securities are our obligations exclusively and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the shares of the Fund or any securities held by or included in any Underlying for payment. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities. See “Description of Senior Debt Securities—Events of Default” in the prospectus.

Risks Relating To The Value Of The Securities And Any Secondary Market

Our Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities.

Our estimated value is only an estimate using several factors. The original offering price of the securities exceeds our estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.

Our estimated value of the securities was determined by reference to our internal pricing models when the terms of the securities were set. This estimated value was based on market conditions and other relevant factors existing at that time and our assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than our estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which Wells Fargo Securities or any other person would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Was Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of our estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If we were to have used the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate had an adverse effect on the terms of the securities and could have an adverse effect on any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Wells Fargo Securities Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which Wells Fargo Securities or any of its affiliates may purchase the securities in the secondary market will be based on Wells Fargo Securities’ proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk

PRS-11

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

factor change significantly in your favor, any such secondary market price for the securities will likely be less than the original offering price.

If Wells Fargo Securities or any of its affiliates makes a secondary market in the securities at any time up to the Issue Date or during the three-month period following the Issue Date, the secondary market price offered by Wells Fargo Securities or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by Wells Fargo Securities or any of its affiliates during this period will be higher than it would be if it were based solely on Wells Fargo Securities’ proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this three -month period. If you hold the securities through an account at Wells Fargo Securities or one of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than Wells Fargo Securities or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at Wells Fargo Securities or any of its affiliates.

The Value Of The Securities Prior To Maturity Or Automatic Call Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to maturity or automatic call will be affected by the then-current value of each Underlying, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the Stated Maturity Date.

•	Performance of the Underlyings. The value of the securities prior to maturity or automatic call will depend substantially on the then-current value of each Underlying. The price at which you may be able to sell the securities before maturity may be at a discount, which could be substantial, from their principal amount, if the value of the Lowest Performing Underlying at such time is less than, equal to or not sufficiently above its Starting Value, its Coupon Threshold Value or its Downside Threshold Value.

•	Interest rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

•	Volatility of the Underlyings. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Underlyings changes.

•	Correlation among the Underlyings. Correlation refers to the extent to which the values of the Underlyings tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among the Underlyings may be positive, zero or negative. The value of the securities is likely to decrease if the correlation among the Underlyings decreases.

•	Time remaining to maturity or automatic call. The value of the securities at any given time prior to maturity or automatic call will likely be different from that which would be expected based on the then-current values of the Underlyings. This difference will most likely reflect a discount due to expectations and uncertainty concerning the values of the Underlyings during the period of time still remaining to the Stated Maturity Date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that could be payable at maturity based on the then-current values of the Underlyings.

•	Dividend yields on the Fund or any securities held by or included in an Underlying. The value of the securities may be affected by the dividend yields on the Fund and the securities held by or included in an Underlying (the amount of such dividends may adversely affect the Closing Value of such Underlying).

•	Our credit ratings, financial condition and results of operation. Actual or anticipated changes in our credit ratings, financial condition or results of operation may affect the value of the securities. However, because the return on the securities is dependent upon factors in addition to our ability to pay our obligations under the securities, such as the values of the Underlyings, an improvement in our credit ratings, financial condition or results of operation will not reduce the other investment risks related to the securities.

The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the Contingent Coupon Payments that would have accrued, if any, had the securities been called on a later Valuation Date or held until the Stated Maturity Date. You should understand that the impact of one of the factors specified above, such as a change in

PRS-12

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of any or all of the Underlyings. Because numerous factors are expected to affect the value of the securities, changes in the value of the Underlyings may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed on any securities exchange. Although Wells Fargo Securities and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop for the securities. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to maturity or automatic call. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity or automatic call.

Risks Relating To The Underlyings

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks In The Regional Bank Sector Of The U.S. Equity Market.

The stocks included in the Underlying Index for the Fund and that are generally tracked by the Fund are stocks of companies whose primary business is directly associated with the regional bank sector. In addition to risks associated with the financial sector, the Fund will also be subject to risks associated with the regional banks. The performance of regional bank stocks may be affected by extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the sector. Regional banks may also be subject to severe price competition. The regional banking industry is highly competitive and failure to maintain or increase market share may result in lost market share.

The Fund May Not Be Representative Of An Investment In Its Sector.

The Fund tracks companies in the regional bank sector of the U.S. equity market. However, the Fund does not represent a direct investment in this sector. The Fund consists of securities of companies whose primary lines of business are directly associated with this sector. As a result, the Closing Value of the Fund will be influenced by a variety of economic, financial and other factors affecting companies in this sector, some of which may be unrelated to the market and other conditions applicable to this sector. As a result, the Fund may not perfectly correlate with the performance in its sector and the Closing Value of the Fund could decrease even if the performance of its sector as a whole increases.

Anti-dilution Adjustments Relating To The Shares Of The Fund Do Not Address Every Event That Could Affect Such Shares.

An Adjustment Factor, as described herein, will be used to determine the Closing Value of the Fund. The Adjustment Factor of the Fund will be adjusted by the calculation agent for certain events affecting the shares of the Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the Adjustment Factor of the Fund, the value of the securities may be adversely affected.

The Performance Of The Fund May Not Correlate With The Performance Of Its Underlying Index As Well As The Net Asset Value Per Share Of The Fund, Especially During Periods Of Market Volatility.

Although the Fund is designed to track the performance of its Underlying Index, the performance of the Fund and that of its Underlying Index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of the Fund may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its Underlying Index. This could be due to, for example, the Fund not holding all or substantially all of the underlying assets included in its Underlying Index and/or holding assets that are not included in its Underlying Index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Fund, differences in trading hours between the Fund (or the underlying assets held by the Fund) and its Underlying Index, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant.

PRS-13

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

In addition, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of the Fund may differ from its net asset value per share; shares of the Fund may trade at, above, or below its net asset value per share.

During periods of market volatility, securities held by the Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund. As a result, under these circumstances, the market value of shares of the Fund may vary substantially from the net asset value per share of the Fund.

For the foregoing reasons, the performance of the Fund may not match the performance of its Underlying Index over the same period. Because of this variance, the return on the securities, to the extent dependent on the performance of the Fund, may not be the same as an investment directly in the securities, commodities, or other assets included in its Underlying Index or the same as a debt security with a return linked to the performance of its Underlying Index.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the RTY are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the RTY may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

There Are Risks Associated With Investments In Securities Linked To The Value Of Non-U.S. Equity Securities.

Some of the equity securities composing the NDX are issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities, such as the securities, involve risks associated with the home countries of the issuers of those non-U.S. equity securities. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

Risks Relating To Conflicts Of Interest

We Or One Of Our Affiliates Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.

We or one of our affiliates will be the calculation agent for purposes of determining, among other things, the Starting Value and the Closing Value of each Underlying on each Valuation Date, calculating the Contingent Coupon Payments, if payable, and the Payment at Maturity, determining whether a market disruption event has occurred on a scheduled Valuation Date, which may result in postponement of that Valuation Date; determining the Closing Value of an Underlying if a Valuation Date is postponed to the last day to which it may be postponed and a market disruption event occurs on that day; if publication of an Underlying is discontinued, selecting a successor or, if no successor is available, determining the Closing Value of such Underlying on the relevant Valuation Date; and determining whether to adjust the Closing Value of an Underlying on the relevant Valuation Date in the event of certain changes in or modifications to such Underlying or the Underlying Index. Although the calculation agent will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between the calculation agent and you.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

PRS-14

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the value of an Underlying. Our affiliates or any dealer participating in the offering of the securities or its affiliates may, at present or in the future, publish research reports on an Underlying or the Underlying Index or the companies whose securities are held by or included in an Underlying or the Underlying Index (such research reports referred to as research reports relating to an Underlying). This research will be modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports relating to an Underlying could adversely affect the value of such Underlying and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Underlyings from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports relating to an Underlying published on or prior to the Pricing Date could result in an increase in the value of such Underlying on the Pricing Date, which would adversely affect investors in the securities by increasing the value at which such Underlying must close on each Valuation Date (including the Final Valuation Date) in order for investors in the securities to receive a favorable return.

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are held by or included in an Underlying may adversely affect the value of such Underlying. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are held by or included in an Underlying or the Underlying Index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the value of an Underlying and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are held by or included in an Underlying or the Underlying Index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the value of an Underlying. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparty may acquire shares of the Fund or securities held by or included in an Underlying or the Underlying Index or listed or over-the-counter derivative or synthetic instruments related to an Underlying or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparty has a long hedge position in shares of the Fund or in any of the securities held by or included in an Underlying or the Underlying Index, or derivative or synthetic instruments related to an Underlying or such securities, they may liquidate a portion of such holdings at or about the time of a Valuation Date or at or about the time of a change in the securities held by or included in an Underlying or the Underlying Index. These hedging activities could potentially adversely affect the value of an Underlying and, therefore, adversely affect the value of and your return on the securities.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the value of an Underlying. Our affiliates or any participating dealer or its affiliates may engage in trading in the shares of the Fund or the securities held by or included in an Underlying or the Underlying Index and other instruments relating to an Underlying or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the prices of the shares of the Fund or the securities held by or included in an Underlying and, therefore, adversely affect the value of and your return on the securities.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or any fee, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any concession or fee that the participating dealer receives for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

PRS-15

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

Risks Relating To Tax

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the U.S. Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as income-bearing prepaid cash-settled derivative contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described under “Material U.S. Federal Income Tax Consequences” in the underlying supplements, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Both U.S. and non-U.S. persons considering an investment in the securities should review carefully “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplement and consult their tax advisors regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

There Can Be No Assurance That The Canadian Federal Income Tax Consequences Of An Investment In The Securities Will Not Change In The Future.

There can be no assurance that Canadian federal income tax laws, the judicial interpretation thereof, or the administrative policies and assessing practices of the Canada Revenue Agency will not be changed in a manner that adversely affects investors. For a discussion of the Canadian federal income tax consequences of investing in the securities, please read the section entitled “Certain Canadian Federal Income Tax Considerations” in this pricing supplement as well as the section entitled “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus. You should consult your tax advisor with respect to your own particular situation.

PRS-16

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

HYPOTHETICAL RETURNS

If the securities are automatically called:

If the securities are automatically called prior to maturity, you will receive the principal amount of your securities plus a final Contingent Coupon Payment on the Call Payment Date. In the event the securities are automatically called, your total return on the securities will equal any Contingent Coupon Payments received prior to the Call Payment Date and the Contingent Coupon Payment received on the Call Payment Date.

If the securities are not automatically called:

If the securities are not automatically called prior to maturity, the following table illustrates, for a range of hypothetical Performance Factors of the Lowest Performing Underlying on the Final Valuation Date, the hypothetical Payment at Maturity payable at maturity per security (excluding the final Contingent Coupon Payment, if any). The Performance Factor of the Lowest Performing Underlying on the Final Valuation Date is its Ending Value expressed as a percentage of its Starting Value (i.e., its Ending Value divided by its Starting Value).

Hypothetical Ending Value of the Lowest Performing Underlying	Hypothetical Performance Factor of Lowest Performing Underlying on Final Valuation Date	Hypothetical Payment at Maturity Per Security
200.00	200.00%	$1,000.00
175.00	175.00%	$1,000.00
150.00	150.00%	$1,000.00
125.00	125.00%	$1,000.00
100.00(1)	100.00%	$1,000.00
70.00(2)	70.00%	$1,000.00
69.00	69.00%	$690.00
60.00	60.00%	$600.00
50.00	50.00%	$500.00
40.00	40.00%	$400.00
25.00	25.00%	$250.00
0.00	0.00%	$0.00

(1)	The hypothetical Starting Value of 100.00 has been chosen for illustrative purposes only and does not represent the actual Starting Value. The actual Starting Value of each Underlying is set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Values of each Underlying, see the historical information set forth under the section titled “The Underlyings” below.

(2)	This is the hypothetical Downside Threshold Value of the Lowest Performing Underlying.

The above figures do not take into account Contingent Coupon Payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive return based solely on the Payment at Maturity; any positive return will be based solely on the Contingent Coupon Payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to maturity, the actual amount you receive at maturity will depend on the actual Starting Value, Downside Threshold Value and Ending Value of the Lowest Performing Underlying. The performance of the better performing Underlyings is not relevant to your return on the securities.

PRS-17

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

HYPOTHETICAL CONTINGENT COUPON PAYMENTS

Set forth below are examples that illustrate how to determine whether a Contingent Coupon Payment will be paid and whether the securities will be automatically called, if applicable, on a quarterly Coupon Payment Date prior to maturity. The examples do not reflect any specific quarterly Coupon Payment Date. The following examples assume that the securities are subject to automatic call on the applicable Call Observation Date. The first Call Observation Date is approximately six months after the Issue Date. The following examples reflect the Contingent Coupon Rate of 12.10% per annum and assume the hypothetical Starting Value, Coupon Threshold Value and Closing Values for each Underlying indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Starting Value or Coupon Threshold Value. The hypothetical Starting Value of 100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual Starting Value for any Underlying. The actual Starting Value and Coupon Threshold Value for each Underlying are set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Values of the Underlyings, see the historical information set forth under the section titled “The Underlyings” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The Closing Value of the Lowest Performing Underlying on the relevant Valuation Date is greater than or equal to its Coupon Threshold Value and less than its Starting Value. As a result, investors receive a Contingent Coupon Payment on the applicable Coupon Payment Date and the securities are not automatically called.

	KRE	RTY	NDX
Hypothetical Starting Value:	100.00	100.00	100.00
Hypothetical Closing Value on relevant Valuation Date:	90.00	95.00	80.00
Hypothetical Coupon Threshold Value:	70.00	70.00	70.00
Performance Factor (Closing Value on Valuation Date divided by Starting Value):	90.00%	95.00%	80.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the relevant Valuation Date.

In this example, the NDX has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the relevant Valuation Date.

Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the securities will be automatically called on the applicable quarterly Coupon Payment Date.

Since the hypothetical Closing Value of the Lowest Performing Underlying on the relevant Valuation Date is greater than or equal to its Coupon Threshold Value, but less than its Starting Value, you would receive a Contingent Coupon Payment on the applicable Coupon Payment Date and the securities would not be automatically called. The Contingent Coupon Payment would be equal to $30.25 per security, determined as follows: (i) $1,000 multiplied by 12.10% per annum divided by (ii) 4, rounded to the nearest cent.

Example 2. The Closing Value of the Lowest Performing Underlying on the relevant Valuation Date is less than its Coupon Threshold Value. As a result, investors do not receive a Contingent Coupon Payment on the applicable quarterly Coupon Payment Date and the securities are not automatically called.

	KRE	RTY	NDX
Hypothetical Starting Value:	100.00	100.00	100.00
Hypothetical Closing Value on relevant Valuation Date:	69.00	125.00	105.00
Hypothetical Coupon Threshold Value:	70.00	70.00	70.00
Performance Factor (Closing Value on Valuation Date divided by Starting Value):	69.00%	125.00%	105.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the relevant Valuation Date.

In this example, the KRE has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the relevant Valuation Date.

PRS-18

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the securities will be automatically called on the applicable quarterly Coupon Payment Date.

Since the hypothetical Closing Value of the Lowest Performing Underlying on the relevant Valuation Date is less than its Coupon Threshold Value, you would not receive a Contingent Coupon Payment on the applicable Coupon Payment Date. In addition, the securities would not be automatically called, even though the Closing Values of the better performing Underlyings on the relevant Valuation Date are greater than their Starting Values. As this example illustrates, whether you receive a Contingent Coupon Payment and whether the securities are automatically called on a quarterly Coupon Payment Date will depend solely on the Closing Value of the Lowest Performing Underlying on the relevant Valuation Date. The performance of the better performing Underlyings is not relevant to your return on the securities.

Example 3. The Closing Value of the Lowest Performing Underlying on the relevant Valuation Date is greater than or equal to its Starting Value. As a result, the securities are automatically called on the applicable quarterly Coupon Payment Date for the principal amount plus a final Contingent Coupon Payment.

	KRE	RTY	NDX
Hypothetical Starting Value:	100.00	100.00	100.00
Hypothetical Closing Value on relevant Valuation Date:	115.00	105.00	130.00
Hypothetical Coupon Threshold Value:	70.00	70.00	70.00
Performance Factor (Closing Value on Valuation Date divided by Starting Value):	115.00%	105.00%	130.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the relevant Valuation Date.

In this example, the RTY has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the relevant Valuation Date.

Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the securities will be automatically called on the applicable quarterly Coupon Payment Date.

Since the hypothetical Closing Value of the Lowest Performing Underlying on the relevant Valuation Date is greater than or equal to its Starting Value, the securities would be automatically called and you would receive the principal amount plus a final Contingent Coupon Payment on the applicable Coupon Payment Date, which is also referred to as the Call Payment Date. On the Call Payment Date, you would receive $1,030.25 per security.

You will not receive any further payments after the Call Payment Date.

PRS-19

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

HYPOTHETICAL PAYMENTS AT MATURITY

Set forth below are examples of calculations of the Payment at Maturity payable at maturity, assuming that the securities have not been automatically called prior to maturity and assuming the hypothetical Starting Value, Coupon Threshold Value, Downside Threshold Value and Ending Value for each Underlying indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Starting Value, Coupon Threshold Value, Downside Threshold Value or Ending Value. The hypothetical Starting Value of 100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual Starting Value for any Underlying. The actual Starting Value, Coupon Threshold Value and Downside Threshold Value for each Underlying are set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Values of the Underlyings, see the historical information set forth under the section titled “The Underlyings” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The Ending Value of the Lowest Performing Underlying on the Final Valuation Date is greater than its Starting Value, the Payment at Maturity is equal to the principal amount of your securities at maturity and you receive a final Contingent Coupon Payment:

	KRE	RTY	NDX
Hypothetical Starting Value:	100.00	100.00	100.00
Hypothetical Ending Value:	145.00	135.00	125.00
Hypothetical Coupon Threshold Value:	70.00	70.00	70.00
Hypothetical Downside Threshold Value:	70.00	70.00	70.00
Performance Factor (Ending Value divided by Starting Value):	145.00%	135.00%	125.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Valuation Date.

In this example, the NDX has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Final Valuation Date.

Step 2: Determine the Payment at Maturity based on the Ending Value of the Lowest Performing Underlying on the Final Valuation Date.

Since the hypothetical Ending Value of the Lowest Performing Underlying on the Final Valuation Date is greater than its hypothetical Downside Threshold Value, the Payment at Maturity would equal the principal amount. Although the hypothetical Ending Value of the Lowest Performing Underlying on the Final Valuation Date is significantly greater than its hypothetical Starting Value in this scenario, the Payment at Maturity will not exceed the principal amount.

In addition to any Contingent Coupon Payments received during the term of the securities, at maturity you would receive $1,000 per security as well as a final Contingent Coupon Payment.

Example 2. The Ending Value of the Lowest Performing Underlying on the Final Valuation Date is less than its Starting Value but greater than its Downside Threshold Value and its Coupon Threshold Value, the Payment at Maturity is equal to the principal amount of your securities at maturity and you receive a final Contingent Coupon Payment:

	KRE	RTY	NDX
Hypothetical Starting Value:	100.00	100.00	100.00
Hypothetical Ending Value:	90.00	115.00	110.00
Hypothetical Coupon Threshold Value:	70.00	70.00	70.00
Hypothetical Downside Threshold Value:	70.00	70.00	70.00
Performance Factor (Ending Value divided by Starting Value):	90.00%	115.00%	110.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Valuation Date.

In this example, the KRE has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Final Valuation Date.

PRS-20

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

Step 2: Determine the Payment at Maturity based on the Ending Value of the Lowest Performing Underlying on the Final Valuation Date.

Since the hypothetical Ending Value of the Lowest Performing Underlying is less than its hypothetical Starting Value, but not by more than 30%, you would be repaid the principal amount of your securities at maturity.

In addition to any Contingent Coupon Payments received during the term of the securities, at maturity you would receive $1,000 per security as well as a final Contingent Coupon Payment.

Example 3. The Ending Value of the Lowest Performing Underlying on the Final Valuation Date is less than its Downside Threshold Value, the Payment at Maturity is less than the principal amount of your securities at maturity and you do not receive a final Contingent Coupon Payment:

	KRE	RTY	NDX
Hypothetical Starting Value:	100.00	100.00	100.00
Hypothetical Ending Value:	120.00	45.00	90.00
Hypothetical Coupon Threshold Value:	70.00	70.00	70.00
Hypothetical Downside Threshold Value:	70.00	70.00	70.00
Performance Factor (Ending Value divided by Starting Value):	120.00%	45.00%	90.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Valuation Date.

In this example, the RTY has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Final Valuation Date.

Step 2: Determine the Payment at Maturity based on the Ending Value of the Lowest Performing Underlying on the Final Valuation Date.

Since the hypothetical Ending Value of the Lowest Performing Underlying on the Final Valuation Date is less than its hypothetical Starting Value by more than 30%, you would lose a portion of the principal amount of your securities and receive the Payment at Maturity equal to $450.00 per security, calculated as follows:

= $1,000× Performance Factor of the Lowest Performing Underlying on the Final Valuation Date

= $1,000 × 45.00%

= $450.00

In addition to any Contingent Coupon Payments received during the term of the securities, at maturity you would receive $450.00 per security, but no final Contingent Coupon Payment.

These examples illustrate that you will not participate in any appreciation of any Underlying, but will be fully exposed to a decrease in the Lowest Performing Underlying if the securities are not automatically called prior to maturity and the Ending Value of the Lowest Performing Underlying on the Final Valuation Date is less than its Downside Threshold Value, even if the Ending Values of the other Underlyings have appreciated or have not declined below their respective Downside Threshold Values.

To the extent that the actual Starting Value, Coupon Threshold Value, Downside Threshold Value and Ending Value of the Lowest Performing Underlying differ from the values assumed above, the results indicated above would be different.

PRS-21

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

ADDITIONAL TERMS OF THE SECURITIES

The definitions and provisions below supersede and replace the relevant definitions and provisions set forth in the underlying supplement.

Certain Definitions

Trading Day

With respect to an Index, a “Trading Day” means a day, as determined by the calculation agent, on which (i) the Relevant Stock Exchanges with respect to each security underlying such Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each Related Futures or Options Exchange with respect to such Index is scheduled to be open for trading for its regular trading session.

With respect to the Fund, a “Trading Day” means a day, as determined by the calculation agent, on which the Relevant Stock Exchange and each Related Futures or Options Exchange with respect to the Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

Relevant Stock Exchange

With respect to an Index, the “Relevant Stock Exchange” means any security underlying an Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

With respect to the Fund, the “Relevant Stock Exchange” means the primary exchange or quotation system on which shares (or other applicable securities) of the Fund are traded, as determined by the calculation agent.

Related Futures or Options Exchange

The “Related Futures or Options Exchange” for an Underlying means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Underlying.

Market Disruption Events

A “market disruption event” with respect to the Fund means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Stock Exchange or otherwise relating to the shares (or other applicable securities) of the Fund or any successor fund on the Relevant Stock Exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such Relevant Stock Exchange or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of the Fund or any successor fund on any Related Futures or Options Exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of the Fund or any successor fund on the Relevant Stock Exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of the Fund or any successor fund on any Related Futures or Options Exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure of the Relevant Stock Exchange or any Related Futures or Options Exchange with respect to the Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, system for execution at the close of trading on that day.

PRS-22

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

(F)	The Relevant Stock Exchange or any Related Futures or Options Exchange with respect to the Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the Fund:

(1)	“close of trading” means the scheduled closing time of the Relevant Stock Exchange with respect to the Fund or any successor fund; and

(2)	the “scheduled closing time” of the Relevant Stock Exchange or any Related Futures or Options Exchange on any Trading Day for the Fund or any successor fund means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing with respect to the Fund on any Valuation Date, then such Valuation Date for the Fund will be postponed to the first succeeding Trading Day for the Fund on which a market disruption event for the Fund has not occurred and is not continuing; however, if such first succeeding Trading Day has not occurred as of the eighth Trading Day for the Fund after the originally scheduled Valuation Date, that eighth Trading Day shall be deemed to be the Valuation Date for the Fund. If a Valuation Date has been postponed eight Trading Days for the Fund after the originally scheduled Valuation Date and a market disruption event occurs or is continuing with respect to the Fund on such eighth Trading Day, the calculation agent will determine the Fund Closing Price of the Fund on such eighth Trading Day based on its good faith estimate of the value of the shares (or other applicable securities) of the Fund as of the close of trading on such eighth Trading Day. Notwithstanding the postponement of a Valuation Date for the Fund due to a market disruption event with respect to the Fund on such Valuation Date, the originally scheduled Valuation Date will remain the Valuation Date for any Fund not affected by a market disruption event on such day.

A “market disruption event” with respect to an Index means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Stock Exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those Relevant Stock Exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise in futures or options contracts relating to such Index or any successor equity index on any Related Futures or Options Exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Index or any successor equity index on their Relevant Stock Exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or any successor equity index on any Related Futures or Options Exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the Relevant Stock Exchanges on which securities that then comprise 20% or more of the level of such Index or any successor equity index are traded or any Related Futures or Options Exchange with respect to such Index or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The Relevant Stock Exchange for any security underlying such Index or successor equity index or any Related Futures or Options Exchange with respect to such Index or successor equity index fails to open for trading during its regular trading session.

PRS-23

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

For purposes of determining whether a market disruption event has occurred with respect to an Index:

(1)	the relevant percentage contribution of a security to the level of such Index or any successor equity index will be based on a comparison of (x) the portion of the level of such Index attributable to that security and (y) the overall level of such Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any Trading Day for such Index or any successor equity index means the scheduled closing time of the Relevant Stock Exchanges with respect to the securities underlying such Index or successor equity index on such Trading Day; provided that, if the actual closing time of the regular trading session of any such Relevant Stock Exchange is earlier than its scheduled closing time on such Trading Day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Index or successor equity index for which such Relevant Stock Exchange is its Relevant Stock Exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the Relevant Stock Exchanges, but in no event later than the scheduled closing time of the Relevant Stock Exchanges;

(3)	the “scheduled closing time” of any Relevant Stock Exchange or Related Futures or Options Exchange on any Trading Day for such Index or any successor equity index means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any Trading Day for such Index or any successor equity index on which each Relevant Stock Exchange for the securities underlying such Index or any successor equity index and each Related Futures or Options Exchange with respect to such Index or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such Relevant Stock Exchange or Related Futures or Options Exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing with respect to an Index on any Valuation Date, then such Valuation Date for such Index will be postponed to the first succeeding Trading Day for such Index on which a market disruption event for such Index has not occurred and is not continuing; however, if such first succeeding Trading Day has not occurred as of the eighth Trading Day for such Index after the originally scheduled Valuation Date, that eighth Trading Day shall be deemed to be the Valuation Date for such Index. If a Valuation Date has been postponed eight Trading Days for an Index after the originally scheduled Valuation Date and a market disruption event occurs or is continuing with respect to such Index on such eighth Trading Day, the calculation agent will determine the Closing Value of such Index on such eighth Trading Day in accordance with the formula for and method of calculating the Closing Value of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the scheduled closing time of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange) on such date of each security included in such Index. As used herein, “closing price” means, with respect to any security on any date, the Relevant Stock Exchange traded or quoted price of such security as of the scheduled closing time of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange. Notwithstanding the postponement of a Valuation Date for an Index due to a market disruption event with respect to such Index on such Valuation Date, the originally scheduled Valuation Date will remain the Valuation Date for any Index not affected by a market disruption event on such day.

Anti-dilution Adjustments Relating to the Fund

The calculation agent will adjust the Adjustment Factor with respect to the Fund as specified below if any of the events specified below occurs with respect to the Fund and the effective date or ex-dividend date, as applicable, for such event is after the Pricing Date and on or prior to the Final Valuation Date for the Fund.

The adjustments specified below do not cover all events that could affect the Fund, and there may be other events that could affect the Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, the Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this

PRS-24

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Fund.

For any event described below, the calculation agent will not be required to adjust the Adjustment Factor for the Fund unless the adjustment would result in a change to such Adjustment Factor then in effect of at least 0.10%. The Adjustment Factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to the Fund, then once such split has become effective, the Adjustment Factor for the Fund will be adjusted to equal the product of the prior Adjustment Factor for the Fund and the number of securities which a holder of one share (or other applicable security) of the Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of the Fund has been made by the Fund ratably to all holders of record of such shares (or other applicable security), then the Adjustment Factor for the Fund will be adjusted on the ex-dividend date to equal the prior Adjustment Factor for the Fund plus the product of the prior Adjustment Factor for the Fund and the number of shares (or other applicable security) of the Fund which a holder of one share (or other applicable security) of the Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of the Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to the Fund, then the Adjustment Factor for the Fund will be adjusted on the ex-dividend date to equal the product of the prior Adjustment Factor for the Fund and a fraction, the numerator of which is the Closing Price per share (or other applicable security) of the Fund on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price per share (or other applicable security) of the Fund on the Trading Day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)	“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of the Fund will equal the amount per share (or other applicable security) of the Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of the Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If the Fund declares or makes a distribution to all holders of the shares (or other applicable security) of the Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the Adjustment Factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If the Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and the Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the

PRS-25

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

calculation agent shall, in its sole discretion, make an adjustment to the Adjustment Factor for the Fund or the method of determining the payment at stated maturity, whether the securities are automatically called on any of the Call Observation Dates or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If the Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to the Fund, then, upon the calculation agent’s notification of that determination to the trustee and the Bank, any subsequent Closing Value for the Fund will be determined by reference to the Closing Value of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If the Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any Fund Closing Price of the Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the Closing Value for the Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate the Fund (including but not limited to the instance in which an Underlying Index sponsor discontinues publication of the relevant Underlying Index), then the calculation agent will calculate the Closing Value for the Fund in accordance with the formula last used to calculate such Closing Value before such liquidation event, but using only those securities that were held by the Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the Closing Value as a substitute for the Fund, such successor fund or Closing Value will be used as a substitute for the Fund for all purposes, including for purposes of determining whether a market disruption event exists with respect to the Fund. Notwithstanding these alternative arrangements, a liquidation event with respect to the Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating the Fund or a successor fund, or the related Underlying Index, is changed in a material respect, or if the Fund or a successor fund is in any other way modified so that the Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of the Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any Closing Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Value of an exchange traded fund comparable to the Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the Fund Closing Price of the Fund and the payment at stated maturity with reference to such adjusted Fund Closing Price of the Fund or such successor fund, as applicable.

Adjustments to an Index

If at any time the method of calculating an Index or a successor equity index, or the Closing Value thereof, is changed in a material respect, or if an Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the Closing Value of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the Closing Value of such Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating an Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent

PRS-26

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

will adjust such Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of an Index

If the sponsor or publisher of an Index (the “Index Sponsor”) discontinues publication of such Index, and such Index Sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and CIBC, the calculation agent will substitute the successor equity index as calculated by its Index Sponsor or any other entity for purposes of calculating the Closing Value of such Index. Upon any selection by the calculation agent of a successor equity index, CIBC will cause notice to be given to holders of the securities.

In the event that an Index Sponsor discontinues publication of an Index prior to, and the discontinuance is continuing on, a Valuation Date and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute Closing Value for such Index in accordance with the formula for and method of calculating such Index last in effect prior to the discontinuance, but using only those securities that comprised such Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Index, the successor equity index or level will be used as a substitute for such Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a Valuation Date, an Index Sponsor fails to calculate and announce the level of an Index, the calculation agent will calculate a substitute Closing Value of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the failure, but using only those securities that comprised such Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by an Index Sponsor to calculate and announce the level of, an Index may adversely affect the value of the securities.

PRS-27

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

THE UNDERLYINGS

The SPDR® S&P® Regional Banking ETF

SPDR® S&P® Regional Banking ETF (Bloomberg ticker: “KRE”) is an investment portfolio maintained and managed by SSgA Funds Management, Inc. The inception date of the KRE is June 19, 2006. The KRE is an exchange traded fund that trades on NYSE Arca under the ticker symbol “KRE.”

The KRE seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Regional Banks Select Industry Index (the “SPSIRBK” or the “Underlying Index”). The SPSIRBK represents the regional banks segment of the S&P Total Market Index™ (the “S&P TM Index”), an index that measures the performance of the U.S. equity market.

The returns of the KRE may be affected by certain management fees and other expenses, which are detailed in its prospectus.

The KRE utilizes a “replication” investment approach in attempting to track the performance of the SPSIRBK. The KRE typically invests in substantially all of the securities which comprise the SPSIRBK in approximately the same proportions as the SPSIRBK. The KRE will normally invest at least 80% of its total assets in the common stocks that comprise the SPSIRBK.

Information provided to or filed with the SEC pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at www.sec.gov. In addition, information about the KRE may be obtained from other sources including, but not limited to, the KRE’s website. We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the KRE is accurate or complete.

The S&P® Regional Banks Select Industry Index

The SPSIRBK is an equally-weighted index that is designed to measure the performance of the regional banks sub-industry portion of the S&P TM Index. See “Index Descriptions—The S&P Select Industry Indices” beginning on page S-38 of the Index underlying supplement for additional information about the SPSIRBK.

PRS-28

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

Historical Data

We obtained the Closing Prices of the KRE in the graph below from Bloomberg L.P. (“Bloomberg”) without independent verification. The historical performance of the KRE should not be taken as an indication of future performance, and no assurances can be given as to the Closing Price of the KRE on the Valuation Dates. We cannot give you assurance that the performance of the KRE will result in any positive return on your initial investment.

The following graph sets forth daily Closing Prices of the KRE for the period from January 1, 2017 to January 31, 2022. The Closing Price of the KRE on January 31, 2022 was $71.60.

Historical Performance of the SPDR® S&P® Regional Banking ETF

Source: Bloomberg

PRS-29

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

The Russell 2000® Index

The Russell 2000® Index (Bloomberg ticker: “RTY <Index>”) is calculated, maintained and published by FTSE Russell. The RTY measures the performance of the small-cap segment of the U.S. equity universe. The RTY is a subset of the Russell 3000® Index, representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. See “Index Descriptions—The Russell Indices” beginning on page S-31 of the accompanying Index underlying supplement for additional information about the RTY.

In addition, information about the RTY may be obtained from other sources including, but not limited to, FTSE Russell’s website (including information regarding the RTY’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the RTY is accurate or complete.

Historical Data

We obtained the Closing Values of the RTY in the graph below from Bloomberg without independent verification. The historical performance of the RTY should not be taken as an indication of future performance, and no assurances can be given as to the Closing Value of the RTY on the Valuation Dates. We cannot give you assurance that the performance of the RTY will result in any positive return on your initial investment.

The following graph sets forth daily Closing Values of the RTY for the period from January 1, 2017 to January 31, 2022. The Closing Value of the RTY on January 31, 2022 was 2,028.453.

Historical Performance of the Russell 2000® Index

Source: Bloomberg

PRS-30

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

The Nasdaq-100® Index

The Nasdaq-100® Index (Bloomberg ticker: “NDX <Index>”) is calculated, maintained and published by Nasdaq, Inc. The NDX includes 100 of the largest domestic and international non-financial companies listed on The Nasdaq Stock Market based on market capitalization. The NDX reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. See “Index Descriptions—The Nasdaq-100® Index” beginning on page S-26 of the accompanying Index underlying supplement for additional information about the NDX.

In addition, information about the NDX may be obtained from other sources including, but not limited to, the NDX sponsor’s website (including information regarding the NDX’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the NDX is accurate or complete.

Historical Data

We obtained the Closing Values of the NDX in the graph below from Bloomberg without independent verification. The historical performance of the NDX should not be taken as an indication of future performance, and no assurances can be given as to the Closing Value of the NDX on the Valuation Dates. We cannot give you assurance that the performance of the NDX will result in any positive return on your initial investment.

The following graph sets forth daily Closing Values of the NDX for the period from January 1, 2017 to January 31, 2022. The Closing Value of the NDX on January 31, 2022 was 14,930.05.

Historical Performance of the Nasdaq-100® Index

Source: Bloomberg

PRS-31

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

THE ESTIMATED VALUE OF THE SECURITIES

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value does not represent a minimum price at which Wells Fargo Securities or any other person would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Risk Factors—Our Estimated Value Was Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank’s or a third party hedge provider’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s estimated value of the securities was determined when the terms of the securities were set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors—Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates” in this pricing supplement.

The Bank’s estimated value of the securities is lower than the principal amount of the securities because costs associated with selling, structuring and hedging the securities are included in the principal amount of the securities. These costs include the selling commissions paid to affiliated or unaffiliated dealers, the projected profits that our hedge counterparties, which may include our affiliates, expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors—Our Estimated Value of the Securities Is Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

PRS-32

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

SUPPLEMENTAL PLAN OF DISTRIBUTION

The securities will be purchased by Wells Fargo Securities as principal, pursuant to a distribution agreement between Wells Fargo Securities and us. We have agreed to pay certain of Wells Fargo Securities’ expenses in connection with the offering of the securities.

Wells Fargo Securities will receive an underwriting discount of $21.25 per security. Wells Fargo Securities proposes to offer the securities to certain securities dealers, including securities dealers acting as custodians, at the principal amount of the securities less a concession of $15.00 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We will deliver the securities against payment therefor in New York, New York on a date that is more than two business days following the Pricing Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

The principal amount of the securities includes the underwriting discount received by Wells Fargo Securities and the projected profit that our hedge counterparties expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. We expect to hedge our obligations through an affiliate of Wells Fargo Securities, one of our affiliates and/or another unaffiliated counterparty. Because hedging our obligations entails risks and may be influenced by market forces beyond the counterparties’ control, such hedging may result in a profit that is more or less than expected, or could result in a loss. The underwriting discount and projected profit of our hedge counterparties reduce the economic terms of the securities. In addition, the fact that the principal amount includes these items is expected to adversely affect the secondary market prices of the securities. These secondary market prices are also likely to be reduced by the cost of unwinding the related hedging transaction. See “Use of Proceeds and Hedging” in the underlying supplement.

The Bank, Wells Fargo Securities or any of our respective affiliates may use this pricing supplement in market-making transactions in the securities after their initial sale. However, it is not obligated to do so and may discontinue making a market at any time without notice.

PRS-33

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a brief summary of the material U.S. federal income tax considerations relating to an investment in the securities. The following summary is not complete and is both qualified and supplemented by, or in some cases supplements, the discussion entitled “Material U.S. Federal Income Tax Consequences” in the underlying supplements, which you should carefully review prior to investing in the securities. It applies only to those U.S. Holders who are not excluded from the discussion of United States Taxation in the accompanying prospectus.

The U.S. federal income tax consequences of your investment in the securities are uncertain. No statutory, judicial or administrative authority directly discusses how the securities should be treated for U.S. federal income tax purposes. In the opinion of our tax counsel, Mayer Brown LLP, it would generally be reasonable to treat the securities as income-bearing prepaid cash-settled derivative contracts. Pursuant to the terms of the securities, you agree to treat the securities in this manner for all U.S. federal income tax purposes. If this treatment is respected, you should generally recognize capital gain or loss upon the sale, exchange, redemption or payment on maturity in an amount equal to the difference between the amount you receive at such time and the amount that you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year. Although the tax treatment of the Contingent Coupon Payments is unclear, we intend to treat any Contingent Coupon Payments, including on the Maturity Date, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes. Non-U.S. holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplement.

The expected characterization of the securities is not binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above or in the accompanying underlying supplements. For a more detailed discussion of certain alternative characterizations with respect to your securities and certain other considerations with respect to your investment in the securities, you should consider the discussion set forth in “Material U.S. Federal Income Tax Consequences” of the underlying supplement. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of the securities for U.S. federal income tax purposes. You should also consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

PRS-34

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Blake, Cassels & Graydon LLP, our Canadian tax counsel, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereto (the “Canadian Tax Act”) generally applicable at the date hereof to an investor who acquires beneficial ownership of a security pursuant to this pricing supplement and who for the purposes of the Canadian Tax Act and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length with the Issuer and any transferee resident (or deemed to be resident) in Canada to whom the investor disposes of the security; (c) does not use or hold and is not deemed to use or hold the security in, or in the course of, carrying on a business in Canada; (d) is entitled to receive all payments (including any interest and principal) made on the security; and (e) is not a, and deals at arm’s length with any, “specified shareholder” of the Issuer for purposes of the thin capitalization rules in the Canadian Tax Act (a “Non-Resident Holder”). A “specified shareholder” for these purposes generally includes a person who (either alone or together with persons with whom that person is not dealing at arm’s length for the purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own 25% or more of the Issuer’s shares determined on a votes or fair market value basis. Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

This summary is supplemental to and should be read together with the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder owning securities under “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus and a Non-Resident Holder should carefully read that description as well.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder. Non-Resident Holders are advised to consult with their own tax advisors with respect to their particular circumstances.

Based on Canadian tax counsel’s understanding of the Canada Revenue Agency’s administrative policies, and having regard to the terms of the securities, interest payable on the securities should not be considered to be “participating debt interest” as defined in the Canadian Tax Act and accordingly, a Non-Resident Holder should not be subject to Canadian non-resident withholding tax in respect of amounts paid or credited or deemed to have been paid or credited by the Issuer on a security as, on account of or in lieu of payment of, or in satisfaction of, interest.

Non-Resident Holders should consult their own tax advisors regarding the consequences to them of a disposition of the securities to a person with whom they are not dealing at arm’s length for purposes of the Canadian Tax Act.

PRS-35

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the Russell 2000® Index and the Nasdaq-100® Index due January 29, 2025

VALIDITY OF THE SECURITIES

In the opinion of Blake, Cassels & Graydon LLP, as Canadian counsel to the Bank, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the indenture, and when the securities have been duly executed, authenticated and issued in accordance with the indenture, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to applicable bankruptcy, insolvency and other laws of general application affecting creditors’ rights, equitable principles, and subject to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada). This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signature, and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the opinion letter of such counsel dated June 15, 2021, which has been filed as Exhibit 5.2 to the Bank’s Registration Statement on Form F-3 filed with the SEC on June 15, 2021.

In the opinion of Mayer Brown LLP, when the securities have been duly completed in accordance with the indenture and issued and sold as contemplated by this pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus, the securities will constitute valid and binding obligations of the Bank, entitled to the benefits of the indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated June 15, 2021, which has been filed as Exhibit 5.1 to the Bank’s Registration Statement on Form F-3 filed with the SEC on June 15, 2021.

PRS-36